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                              NAB ASSET CORPORATION

                           LIQUIDATING TRUST AGREEMENT


     AGREEMENT AND DECLARATION OF TRUST, dated June 5, 1996, by and between NAB Asset Corporation, a Texas corporation ("NAB"), and Emil A. Nakfoor and
Andrew K. Golden (collectively, the "Trustees").

     WHEREAS, NAB, CPS Sub Corp., a Texas corporation ("CPS Sub"), and Consumer Portfolio Services, Inc., a Delaware corporation, are parties to a Plan and Agreement of Merger, dated February 7, 1996 (the "Merger Agreement"), pursuant to which CPS Sub will merge with and into NAB (the "Merger"); and

     WHEREAS, the Merger Agreement provides that immediately prior to the effective time of the Merger (the "Effective Time"), all of the assets of NAB, other than cash and cash equivalents in excess of $50,000, will be transferred to a liquidating trust for the benefit of the NAB shareholders at the Effective Time;

     WHEREAS, the Merger Agreement further provides that, at the Effective Time, the holders of CPS Sub's outstanding capital stock will receive an aggregate of 1,934,706 shares of NAB Common Stock, $.10 par value ("NAB Stock"), and the holders of the Shares will receive (i) an aggregate of approximately 3,157,000 shares of NAB Stock, (ii) an aggregate distribution in cash equal to $15,320,159.40, and (iii) all of the beneficial interests of the liquidating trust;

     NOW, THEREFORE, in consideration of the premises, NAB hereby grants, releases, assigns, conveys and delivers unto the Trustees for the benefit to the beneficiaries of the Trust (collectively, the "Beneficiaries", and individually the "Beneficiary"), all of NAB's right, title and interest in and to the Retained Assets (hereinafter defined) for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustees hereby accept such assets and such Trust, subject to the following terms and provisions:

                                    ARTICLE I

                              Names and Definitions

     1.1. NAME.  This trust shall be known as the NAB Liquidating Trust.

     1.2. CERTAIN TERMS DEFINED. For all purposes of this instrument, unless the context otherwise requires:

          (a) "Affiliated Trustee" shall mean a Trustee (i) who in his individual capacity is a director, trustee, officer, partner or employee of the Manager or of a Person who controls, is controlled by or is under common control with the Manager or (ii) who controls, is controlled by or is under common control with the Manager.


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          (b)  "Agreement" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

          (c) "Beneficial Interest" shall mean each Beneficiary's proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held by the Initial Beneficiary on the close of business on the Effective Date over the total number of Shares issued and outstanding on such Effective Date (excluding Shares that are held by Dissenting Holders (as defined in the Merger Agreement)) and thereafter each Beneficiary's proportional beneficial interest in the Trust.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time and the rules and regulations adopted thereunder.

          (e) "Effective Date" shall mean the date on which the Merger is consummated.

          (f) "Effective Time" shall have the meaning given such term in the recitals of this Agreement.

          (g) "General Indenture" shall mean the General Indenture of Conveyance, Assignment and Transfer of Assets and Assumption of Liabilities between NAB and the Trust.

          (h)  "Initial Beneficiary" shall mean each of the Shareholders.

          (i) "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

          (j) "Retained Assets" shall mean all of the assets of NAB immediately prior to the Effective Time, excluding cash and cash equivalents in excess of $50,000 cash.

          (k) "Shares" shall mean the shares of common stock, par value $.01 per share, of NAB immediately prior to the Effective Time.

          (l) "Shareholders" shall mean the holders of record of the outstanding Shares of NAB at the Effective Time.

          (m)  "Trust" shall mean the Trust created by this Agreement.

          (n) "Trust Assets" shall mean all the property held from time to time by the Trustees under this Agreement, which initially shall consist of the Retained Assets granted, assigned and conveyed to the Trustees by NAB pursuant to the General Indenture and in addition, shall thereafter include all interest, dividends, rents, royalties, income, proceeds and other receipts of, from, or attributable to any assets held by the Trust.


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          (o)  "Trustees" shall mean the original Trustees and their successors.

                                   ARTICLE II

                               Nature of Transfer

     2.1. PURPOSE OF TRUST.

          (a) The Trust is organized for the sole purpose of (i) converting to cash the Trust Assets, (ii) enforcing the rights of the Trust Beneficiaries in the Trust Assets, (iii) collecting the income thereon, (iv) liquidating and distributing the Trust Assets to the Beneficiaries and (v) taking such other action as is necessary to conserve and protect the Trust Assets.

          (b) It is intended that the granting, assignment and conveyance of the Retained Assets by NAB to the Trustees pursuant hereto shall be treated for Federal and state income tax purposes as if NAB made such distributions directly to the Shareholders. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Federal income tax regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law and shall be taxed on their respective share of the Trust's taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustees shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Federal income tax regulations.

     2.2. PROHIBITED ACTIVITIES. The Trust shall not continue or engage in the conduct of any trade or business, and the Trustees are expressly prohibited from, and shall have no power or authority to, continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly.

     2.3. NO REVERSION TO NAB. In no event shall any part of the Trust Assets revert to or be distributed to NAB.

     2.4. INSTRUMENTS OF FURTHER ASSURANCE. Following the Effective Date, NAB will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustees of any property intended to be covered hereby, and to vest in the Trustees, their successors and assigns, the estate, powers, instruments or funds in trust hereunder.


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     2.5. INCIDENTS OF OWNERSHIP.  The Shareholders shall be the Initial
Beneficiaries of the Trust created by this Agreement and the Trustees shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

     2.6. NOTICE TO UNLOCATED SHAREHOLDERS. If the Trust holds Trust Assets for unlocated Shareholders, due notice shall be given to such Shareholders in accordance with local law.

                                   ARTICLE III

                                  Beneficiaries

     3.1. BENEFICIAL INTERESTS.

          (a) The initial Beneficial Interest for each former Shareholder as a Beneficiary hereof shall be determined by the Trustees in accordance with a certified copy of NAB's shareholder list as of the Effective Time. NAB will deliver such a certified copy of its shareholder list to the Trustees within a reasonable time after such date. For ease of administration, the Trustees shall express the Beneficial Interest of each Beneficiary in terms of units ("Units").

          (b) The certificates representing Shares will be deemed to evidence the number of Units in the Trust owned by each Beneficiary; provided, however, that upon surrender of such certificates to the Exchange Agent (as defined in the Merger Agreement) in connection with the Merger, a Trust certificate in a form approved by the Trustees shall be issued and shall evidence the number of Units owned.

          (c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustees be liable for interest on any funds which it may so withhold. The Trustees shall be entitled to refrain and refuse to act until either
     (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.


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     3.2. RIGHTS OF BENEFICIARIES.  Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under the Agreement.

     3.3. TRANSFER OF INTERESTS OF BENEFICIARIES. The Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber, or in any other manner anticipate or dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law and, further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to the Trustees. The Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

     3.4. TRUSTEES AS BENEFICIARIES. Each Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary and have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if he were not a Trustee hereunder.

                                   ARTICLE IV

                        Duration and Termination of Trust

     4.1. TERMINATION OF TRUST. The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of Texas, (ii) the termination due to the distribution of all the Trust Assets as provided in Section 5.6, or (iii) the expiration of a period of two years from the date of the creation of the Trust; provided, however, the Trustees, in their discretion, may extend the existence of this Trust to such later date as they


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may designate, if they determine that an extension is reasonably necessary to pay or make provision for then known liabilities, actual or contingent.

     4.2. OTHER OBLIGATIONS OF TRUSTEES UPON TERMINATION. Upon distribution of all the Trust Assets, the Trustees shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and Units and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustees shall have no further duties or obligations hereunder.

                                    ARTICLE V

                         Administration of Trust Assets

     5.1. SALE OF TRUST ASSETS. The Trustees may, at such times as they may deem appropriate, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).

     5.2. TRANSACTIONS WITH RELATED PERSONS. Notwithstanding any other provisions of this Agreement, but only to the extent that such transactions have not been previously approved by the Shareholders as part of the Merger Agreement, the Trustees shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, employee or agent (acting in their individual capacities) of this Trust or (ii) any Person of which any Trustee, employee or agent of this Trust is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons; unless, in each such case, after disclosure of such interest or affiliation, such transaction is approved by a majority of the Trustees who are not interested in the transaction and such Trustees determine that such transaction is on its terms fair and reasonable to the Trust and is in the best interests of the Beneficiaries, and in no event less favorable to this Trust than terms available for a comparable transaction with unrelated Persons. The Trustees are entitled to rely in good faith on certificates of the Trustees, employees and agents of the Trust with respect to their interests in any transaction.

     5.3. RESTRICTION ON TRUST ASSETS. The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented or modified including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer or any general or limited partnership interests, except any stock or securities received in a transaction contemplated by Section 6.2(l) hereof.

     5.4. PAYMENT OF CLAIMS, EXPENSES AND LIABILITIES. The Trustees shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust Assets and all


                                     -6-

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liabilities and obligations which the Trustees specifically assume and agree to pay pursuant to this Agreement and such transferee liabilities which the Trustees may be obligated to pay as limiting the generality of the foregoing, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees.

     5.5. INTERIM DISTRIBUTIONS. At such times as may be determined by them, but at least annually, the Trustees shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Units held by each Beneficiary, such cash or other property comprising a portion of the Trust Assets as the Trustees may be their sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets.

     5.6. FINAL DISTRIBUTION. If the Trustees determine that the liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or if the existence of the Trust shall terminate pursuant to Section 4.1, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets to the Beneficiaries in proportion to the number of Units held by each Beneficiary. The Trustees shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Texas law, subject to applicable state laws regarding escheat and abandoned property.

     5.7. REPORTS TO BENEFICIARIES AND OTHERS. As soon as practicable after the end of each taxable year of the Trust and after termination of the Trust, the Trustees shall submit a written report and account to the Beneficiaries showing
(i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustees for such taxable year or period, certified by an independent certified public accountant,
(ii) any changes in the Trust Assets which they have not previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Agreement which they have not previously reported and which, in their opinion, materially affects the Trust Assets. The Trustees may submit similar reports for such interim periods during the taxable year as they deem advisable or as may be required by the Securities and Exchange Commission. The taxable year of the Trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

     5.8. FEDERAL INCOME TAX INFORMATION. As soon as practicable after the close of each taxable year, the Trustees shall mail to each Person who was a Beneficiary at the close of the year, a statement showing on a Unit basis the dates and amounts of all distributions made by the Trustees, income earned on assets held by the Trust, if any, and such other information as is reasonably available to the Trustees which may be helpful in determining the amount of gross income attributable to the Trust that such Beneficiary should include in such Person's Federal income tax return for the preceding year. In addition, after receipt of a request in good faith, or in their discretion without such request or if required by applicable


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law, the Trustees shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the Trustees which shall be helpful in determining the amount of taxable income which such Person should include in such Person's Federal income tax return.

                                   ARTICLE VI

                    Powers of and Limitations on the Trustees

     6.1. LIMITATIONS ON TRUSTEES. The Trustees shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Assets shall be used or disposed of by the Trustees in furtherance of any trade or business. The Trustees shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any claims, expenses, charges, liabilities and obligations or otherwise take any action which would jeopardize the status of the Trust as a "liquidating trust" for federal income tax purposes within the meaning of Treasury Regulation
Section 301.7701-4(d). This limitation shall apply regardless of whether the conduct of any such trade or business is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Assets. The Trustees shall not invest any of the funds held as Trust Assets, except that the Trustees may invest any portion of the Trust Assets in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof; (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments which may be determined by the Trustees to be permissible under Revenue Procedure 82-58, as the same may be amended, supplemented or modified.

     6.2. SPECIFIC POWERS OF TRUSTEES. Subject to the provisions of Section 6.1, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of Texas; provided, however, that in any instance in which the statutory laws of the State of Texas may conflict with the express provisions of this Agreement, in which case the provisions of this Agreement shall control; and provided, further, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement.


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          (a)  To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, the Trust Assets.

          (b) To collect, liquidate or otherwise convert into cash, or such other property as they deem appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, liabilities, and obligations existing with respect to the Trust Assets, the Trust or the Trustees.

          (c) To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, employers, independent contractors or other Persons.

          (d) To retain and set aside such funds out of the Trust Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, liabilities, and obligations of the Trust or NAB, (ii) contingencies, and (iii) the expenses of administering the Trust Assets.

          (e) To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustees pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

          (f) To hold legal title to property of the Trust in the name of the Trust, or in the name of one or more of the Trustees, or of any other Person, without disclosure of the interest of the Trust therein.

          (g) To cause any investments of any part of the Trust Assets to be registered held in the name of any one or more of their names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

          (h) To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or NAB or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action or rights relating to or forming a part of the Trust Assets.



                                    -9-


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          (i)  To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as they deem satisfactory.

          (j) To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of the Trust Estate, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust, provided that no such new instrument, contract, agreement, obligation or cause of action shall permit the Trustees to engage in any activity prohibited by Section 6.1.

          (k) To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustees hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Trustees which the Trustees might or could do if they were the absolute owners thereof.

          (l) To undertake to join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

          (m) In connection with the sale or other disposition or distribution of any securities held by the Trustees, to comply with the applicable Federal and state securities laws, and to enter into agreements relating to sale or other disposition or distribution thereof.

          (n) To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustees as part of the Trust Assets.

          (o) To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.



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                                   ARTICLE VII

                            Concerning the Trustees,
                       Beneficiaries, Employees and Agents

     7.1. GENERALLY. The Trustees accept and undertake to discharge the Trust, upon the terms and conditions thereof on behalf of the Beneficiaries. The Trustees shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustees from liability for their own gross negligence or their own willful misconduct, except that:

          (a) No Trustee shall be responsible for the acts or omissions of any other Trustee if done or omitted without his knowledge or consent unless it shall be proved that such Trustee was grossly negligent in ascertaining the pertinent facts, and no successor Trustee shall be in any way responsible for the acts or omissions of any Trustees in office prior to the date on which he becomes a Trustee.

          (b) No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees.

          (c) In the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustees by any provision hereof, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (d) No Trustee shall be liable for any error of judgment made in good faith.

          (e) No Trustee shall be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of Beneficiaries having an aggregate Beneficial Interest of more than 50% relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Agreement.

     7.2. RELIANCE BY TRUSTEES.  Except as otherwise provided in Section 7.1:

          (a) The Trustees may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

          (b) The Trustees may consult with legal counsel, auditors or other experts to be selected by them, including firms of which a Trustee may be a member, and the advice or opinion of such counsel, auditors or other experts shall be full and complete personal protection to all Trustees, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

          (c) Persons dealing with Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of this Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

          (d) As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, Trustees, or their agents liable nor shall the Trustees be liable to anyone for such omission.

     7.3. LIABILITY TO THIRD PERSONS. Neither any Beneficiary nor NAB shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust; and no Trustee, employee or agent of this Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust, except for his own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of this Trust. The Trustees shall, at all times, maintain insurance for the protection of the Trust Assets, its Beneficiaries, Trustees, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

     7.4. RECITALS. Any written instrument creating an obligation of this Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of this Trust only in his capacity as Trustee under this Agreement or in his capacity as employee or agent of the Trust.

     7.5. INDEMNIFICATION. Each Trustee and employee and agent of the Trust (each an "Indemnified Person" and collectively, the "Indemnified Persons") shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful misfeasance, gross negligence or in reckless disregard of the Indemnified Person's duties; and, provided further, however, that, as to any matter disposed of by a compromise payment by such Indemnified Person pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trustees shall have received a written opinion from independent counsel approved by the Trustees to the effect that if the foregoing matters had been adjudicated, such Indemnified Person would not have been found to have acted in bad faith or with willful misfeasance, gross negligence or in reckless disregard of the Indemnified Person's duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, however, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein or to which the Indemnified Person may be otherwise entitled except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustees may purchase such insurance as they feel, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such indemnified Person to contribution under applicable law.

     7.6. RIGHTS OF TRUSTEES, EMPLOYEES, INDEPENDENT CONTRACTORS AND AGENTS TO OWN UNITS OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Any Trustee, employee, independent contractor or agent may acquire, own, hold and dispose of Units for his individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if he were not a Trustee, employee, independent contractor or agent. Any Trustee, employee, independent contractor or agent may, in his personal capacity or in a capacity of trustee, officer, director, stockholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Subject to the provisions of
Article V hereof, any Trustee, employee, independent contractor or agent of the Trust may be a trustee, officer, director, stockholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties as Trustee, employee, independent contractor or agent.

                                  ARTICLE VIII

                 Protection of Persons Dealing with the Trustees

     8.1. ACTION BY TRUSTEES. All action required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken (i) at a meeting at which a quorum is present, having been duly called by one or more of the Trustees on at least 24 hours prior written or telephonic notice to all of the Trustees then serving, or (ii) without a meeting, by a written vote, resolution, or other writing signed by all the Trustees then serving. Notice of a meeting may be waived in writing by any Trustee either before or after such meeting and the attendance of a Trustee shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. All or any one or more Trustees may participate in the meeting of the Trustees by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to which such communications are used by a Trustee shall constitute presence in person at such meeting. Except where this Agreement otherwise provides, all action taken at such a meeting shall be by vote or resolution of a majority of such of the Trustees as are present and shall have the same force and effect as if taken by all the Trustees. A majority of the Trustees then serving shall constitute a quorum. Any action taken by the Trustees pursuant to this Section 8.1 may be implemented by any one Trustee unless otherwise specified by the Trustees authorizing or approving such action. Such implementation may include, without limitation, the execution and delivery of documents.

     8.2. RELIANCE ON STATEMENT BY TRUSTEES. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate signed by any one or more of the Trustees that they have authority to take any action under this Trust. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts concerning the calling of any meeting of the Trustees or the Beneficiaries, the giving of notice thereof, and the action taken at such meeting, including the aggregate number of Units held by the Beneficiaries taking such action.

                                   ARTICLE IX

                            Compensation of Trustees

     9.1. AMOUNT OF COMPENSATION. In lieu of commissions or other compensation fixed by law for trustees, each Trustee shall receive as compensation for services as Trustee hereunder, such compensation as shall be determined by the Board of Directors of NAB prior to the Effective Date, or as may subsequently be approved by Beneficiaries having an aggregate Beneficial Interest of more than 50%.

     9.2. DATES OF PAYMENT. The compensation payable to each Trustee pursuant to the provisions of Section 9.1 shall be paid monthly or at such other times as the Trustees may determine.

     9.3. EXPENSES. Each Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred by him in the performance of his duties in accordance with this Agreement.

                                    ARTICLE X

                         Trustees and Successor Trustees

     10.1. NUMBER OF TRUSTEES. Subject to the provisions of Section 10.3 relating to the period pending the appointment of a successor Trustee, there shall always be two Trustees of this Trust, each of whom shall be a citizen and resident of or a corporation which is incorporated under the laws of a state of the United States and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of Texas. If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretion and privileges as are herein specified for a Trustee.

     10.2. RESIGNATION AND REMOVAL. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the remaining trustee or Trustees and by mailing such notice to the Beneficiaries at their respective addresses as they appear in the records of the Trustees. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least two-thirds of the total Beneficial Interest.

     10.3. APPOINTMENT OF SUCCESSOR. Should at any time a Trustee resign or be removed, die, become mentally incompetent or incapable of action (as determined by a majority of the remaining Trustees in their sole discretion), or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by the remaining Trustees. If such a vacancy is not filled by the remaining Trustees within 30 days, the Beneficiaries may, pursuant to Article XII hereof, call a meeting to appoint a successor Trustee by Beneficiaries owning a majority of the Beneficial Interest represented at the meeting. Pending the appointment of a successor Trustee, the remaining Trustees then serving may take any action in the manner set forth in Section 8.1.

     10.4. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each of the other Trustees and, in case of a resignation, to the resigning Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the resigning Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such resigning Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him hereunder.

     10.5. BONDS. Unless required by the Board of Directors of NAB prior to the Effective Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Unless required by a majority vote of the Trustees prior to a successor Trustee's acceptance of an appointment as such pursuant to Section 10.4, or unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries, no bond shall be required of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board of Directors of NAB. If a bond is required by the Board of Directors of NAB or by a majority vote of the Trustees, the Board of Directors of NAB or the Trustees, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.

                                   ARTICLE XI

                          Concerning the Beneficiaries

     11.1. EVIDENCE OF ACTION BY BENEFICIARIES. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

     11.2. REQUIREMENT OF UNDERTAKING. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit by the Trustees.

                                   ARTICLE XII

                            Meeting of Beneficiaries

     12.1. PURPOSE OF MEETINGS. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees.

     12.2. MEETING CALLED BY TRUSTEES. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Texas (or elsewhere if so determined by a majority of the Trustees) as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

     12.3. MEETING CALLED ON REQUEST OF BENEFICIARIES. Within 30 days after written request to the Trustees by Beneficiaries having an aggregate Beneficial Interest of at least 25% to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such 30-day period then such meeting may be called by Beneficiaries having an aggregate Beneficial Interest of at least 25% or their designated representative.

     12.4. PERSONS ENTITLED TO VOTE AT MEETING OF BENEFICIARIES. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Units held by each Beneficiary in the Trust Estate. The signature of the Beneficiary on such written authorization need to be witnessed or notarized.

     12.5. QUORUM. At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate Beneficial Interest sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having an aggregate Beneficial Interest of more than 50% of the aggregate Beneficial Interest of all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

     12.6. ADJOURNMENT OF MEETING. Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

     12.7. CONDUCT OF MEETINGS. The Trustees shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. Two Inspectors of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

     12.8. RECORD OF MEETING. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein states.

                                  ARTICLE XIII

                                   Amendments

     13.1. CONSENT OF BENEFICIARIES. At the direction or with the consent of Beneficiaries having an aggregate Beneficial Interest of at least two-thirds, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, of the total Beneficial Interest, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, however, that no such amendment shall permit the Trustees to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rate shares of the Trust Assets at the time of distribution; provided further, however, that no consent of the Beneficiaries shall be required with respect to any amendment made solely for the purpose of facilitating the transferability by Beneficiaries of Units so long as such amendment has been approved by all the Trustees.

     13.2. NOTICE AND EFFECT OF AMENDMENT. Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary.
Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations or rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

                                   ARTICLE XIV

                            Miscellaneous Provisions

     14.1. FILING DOCUMENTS. This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of Trustee in the same places where the original Agreement is filed or recorded.

     14.2. INTENTION OF PARTIES TO ESTABLISH TRUST. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership, or joint venture or any other profit-making business of any kind for purposes of Federal income taxation or for any other purpose.

     14.3. BENEFICIARIES HAVE NO RIGHTS OR PRIVILEGES AS SHAREHOLDERS OF NAB. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as Shareholders of NAB.

     14.4. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the Beneficiaries and their respective permitted successors and assigns.

     14.5. LAWS AS TO CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The Trustees, and the Beneficiaries (by their vote with respect to the Merger Agreement and/or their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

     14.6. SEVERABILITY. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     14.7. NOTICES. Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to such Person at this address as shown in the records of the Trust. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier or telex to the Trustees at the following addresses or at such other addresses as shall be specified by the Trustees by like notice:

                    If to the Trustees:

                    Emil A. Nakfoor, Trustee, and
                       Andrew K. Golden, Trustee
                    2801 Post Oak Boulevard, Suite 400
                    Houston, Texas  77056

     14.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     14.9.     BINDING.

          (a) The obligations of NAB hereunder are not personally binding upon, nor shall resort be had to the private property of, any of the directors, shareholders, officers, employees or agents or NAB, but only the property of NAB shall be bound.

          (b) The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Beneficiaries, employees or agents of the Trust, but only the Trust Estate shall be bound.

     IN WITNESS WHEREOF, NAB Asset Corporation has caused this Agreement to be signed and acknowledged by its President, and the same to be attested by its Secretary, and the Trustees herein have executed this Agreement, as Trustees and not as individuals, effective this 5th day of June, 1996.

                                       NAB ASSET CORPORATION



ATTEST:                                By: /s/ Michael A. Hrebenar
                                           -------------------------------
                                              Michael A. Hrebenar
/s/ Richard A. Durham                           President
- --------------------------------
   Secretary


WITNESSES

/s/ Carolyn Crawford
- --------------------------------           /s/ Emil A. Nakfoor
                                           -------------------------------
                                              Emil A. Nakfoor, Trustee
/s/ Scott Klein
- --------------------------------           /s/ Andrew K. Golden
                                           -------------------------------
                                              Andrew K. Golden, Trustee

                                 ACKNOWLEDGMENT

STATE OF TEXAS                Section
                              Section
COUNTY OF HARRIS              Section

     This instrument was acknowledged before me on the 5th day of June, 1996, by Michael A. Hrebenar, President of NAB Asset Corporation, a Texas corporation, on behalf of said corporation.
                                       /s/ Janet M. McMahan
                                       ---------------------------------------
                                       Notary Public Signature

                                       Janet M. McMahan
                                       ---------------------------------------
                                       Notary Public Printed or Typed Name

                                       My Commission Expires: March 20, 1999
                                                             -----------------

                                 ACKNOWLEDGMENT

STATE OF TEXAS                Section
                              Section
COUNTY OF HARRIS              Section

     This instrument was acknowledged before me on the 5th day of June, 1996, by Emil A. Nakfoor, Trustee.
                                       /s/ Janet M. McMahan
                                       ---------------------------------------
                                       Notary Public Signature

                                       Janet M. McMahan
                                       ---------------------------------------
                                       Notary Public Printed or Typed Name

                                       My Commission Expires: March 20, 1999
                                                             -----------------


                                 ACKNOWLEDGMENT

STATE OF TEXAS                Section
                              Section
COUNTY OF HARRIS              Section

     This instrument was acknowledged before me on the 5th day of June, 1996, by Andrew K. Golden, Trustee.

                                       /s/ Janet M. McMahan
                                       ---------------------------------------
                                       Notary Public Signature

                                       Janet M. McMahan
                                       ---------------------------------------
                                       Notary Public Printed or Typed Name

                                       My Commission Expires: March 20, 1999
                                                             -----------------